                                                                    Exhibit 4.21

                               SECOND AMENDMENT TO
                           FOURTH AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

      This SECOND AMENDMENT, dated as of March 31, 1997, by and among (a) Griffith Consumers Company ("Griffith"), Shore Stop Corporation ("SSC"), and Carl King, Inc. ("King"), each a Delaware corporation, (collectively, the "Borrowers"), (b) BankBoston, N.A. (f/k/a The First National Bank of Boston). The Travelers Insurance Company, The Travelers Indemnity Company, Senior Debt Portfolio and Riggs Bank N.A. (collectively, the "Banks") and (c) BankBoston, N.A. as agent for the Banks (the "Agent").

      WHEREAS, the Borrowers, the Banks and the Agent are parties to that certain Fourth Amended and Restated Revolving Credit and Term Loan Agreement dated as of July 8, 1996 (as amended to date, the "Credit Agreement"), and

      WHEREAS, the Borrowers have requested and the Banks have agreed, subject to the terms and conditions set forth herein, to modify certain provisions of the Credit Agreement.

      NOW, THEREFORE, the Borrowers, the Banks and the Agent hereby covenant and agree as follows:

      ss.1. Defined Terms. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

      ss.2. Amendment to the Credit Agreement.

      (a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

            Rebranding Expenditures. Expenditures incurred by the Borrower in connection with rebranding certain retail gasoline stations pursuant to the terms of the Reimbursement Agreements, including, without limitation, the cost of replacing signs and other station or brand identification.

            Rebranding Proceeds. Proceeds received by the Borrowers in connection with rebranding certain retail gasoline stations pursuant to the terms of the Reimbursement Agreements.

            Reimbursement Agreements. Collectively, the Reimbursement Agreement for Mobil Distributor dated April 17, 1997 between Mobil Oil Corporation and Carl King, Inc. and the Advance Agreement dated May 20, 1997 between SSC and CITGO Petroleum Corporation (collectively, the "Reimbursement Agreements").

      (b) Section 11.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

      11.1. Debt Service Coverage Ratio. For each period of four consecutive fiscal quarters ending on a date set forth in the table below, the Borrowers will not permit the Debt Service Coverage Ratio for such period to be less than the amount set forth opposite the relevant period in the table below:

--------------------------------------------------------------------------------
           Period of Four Consecutive
           Fiscal Quarters ending:                             Ratio
           -----------------------                             -----
--------------------------------------------------------------------------------
           6/30/96 and 9/30/96                                 1.10:1.00
--------------------------------------------------------------------------------
           12/31/96                                            1.10:1.00
--------------------------------------------------------------------------------
           3/31/97                                             0.35:1.00
--------------------------------------------------------------------------------
           6/30/97 and 9/30/97                                 0.90:1.00
--------------------------------------------------------------------------------
           12/31/97                                            0.98:1.00
--------------------------------------------------------------------------------
           3/31/98 and thereafter                              1.10:1.00
--------------------------------------------------------------------------------

      (c) Section 11.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

            11.2. Cash Flow Ratio. For each period of four consecutive fiscal quarters ending on a date set forth in the table below, commencing with the period of four consecutive fiscal quarters ending June 30, 1996, the Borrowers will not permit the ratio of (a) Consolidated Net Earnings Available for Debt Service calculated for the period of four consecutive fiscal quarters then ended after excluding therefrom to the extent otherwise included Rebranding Proceeds and Rebranding Expenditures plus
      (i) the aggregate proceeds from all Indebtedness which is permitted under ss.10.1(g) and (h) which is incurred by the Borrowers during such period to the extent that in accordance with generally accepted accounting principles the acquisition or Capitalized Lease in connection with which such Indebtedness arises was treated as a Capital Expenditure plus, (ii) subject to the limitation set forth below in this ss.11.2. for each period of four consecutive fiscal quarters which include one or more fiscal quarters which end in Fiscal Year 1997, Fiscal Year 1998 or Fiscal Year 1999, the amount of Capital Expenditures (after excluding therefrom, to the extent otherwise included, Rebranding Expenditures) actually made in such period of four consecutive fiscal quarters in excess of $3,500,000, (provided that the Borrowers may, at their option, elect not to add back such excess amount for any period of four consecutive fiscal quarters if such fiscal quarters do not occur in a single Fiscal Year) plus (iii) Rebranding Proceeds after deducting therefrom Rebranding Expenditures to
      (b) Consolidated Debt Service calculated for such period plus Discretionary Capital Expenditures (after excluding therefrom, to the extent otherwise included, Rebranding Expenditures) made by the Borrowers and their Subsidiaries during such period, to be less than the amount set forth opposite the relevant period in the table below:

--------------------------------------------------------------------------------
           Period of Four Consecutive
           Fiscal Quarters ending:                                Ratio
           -----------------------                                -----
--------------------------------------------------------------------------------
           6/30/96 and 9/30/96                                    1.000:1.00
--------------------------------------------------------------------------------
           12/31/96                                               0.850:1.00
--------------------------------------------------------------------------------
           3/31/97                                                0.770:1.00
--------------------------------------------------------------------------------
           6/30/97                                                0.810:1.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           9/30/97                                                0.830:1.00
--------------------------------------------------------------------------------
           12/31/97                                               0.900:1.00
--------------------------------------------------------------------------------
           3/31/98 through 3/31/00 (inclusive)                    1.000:1.00
--------------------------------------------------------------------------------
           6/30/00 and thereafter                                 1.100:1.00
--------------------------------------------------------------------------------

      Notwithstanding the foregoing, for purposes of calculating compliance with this covenant, the Borrowers may not add back Capital Expenditures pursuant to clause (a) (ii) of this ss.11.2 in an aggregate amount in excess of $5,000,000. For purposes of calculating compliance with this limitation, the aggregate amount of Capital Expenditures added back pursuant to clause (a) (ii) above shall be equal to the aggregate of the add back amounts attributed (as provided below) to each fiscal quarter (without duplication for each of the four times such fiscal quarter appears in the rolling four quarter periods for which compliance hereunder is calculated). The add back of Capital Expenditures shall be attributable to the fiscal quarter which is the last fiscal quarter in the period of four consecutive fiscal quarters with respect to which such add back first occurs.

      (d) Section 11.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

            11.5. Capital Expenditures. With respect to each fiscal period set forth below, the Borrowers will not, and will not permit any of their Subsidiaries to, make Capital Expenditures (exclusive of any Capital Expenditures made by delivery of Permitted Seller Notes issued in such fiscal period and permitted under ss.10.1 but including any cash principal repayment made with respect to such Permitted Seller Notes in the period during which such repayments are made) or Investments made pursuant to
      Section 10.3(e) in such fiscal period that exceed, in the aggregate, the amount set forth below for such fiscal period:

--------------------------------------------------------------------------------
                                                     Capital Expenditures and
          Fiscal Period                              ss.10.3(e) Investments
          -------------                              ----------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          Fiscal Year ending 1996                         $ 1,500,000
--------------------------------------------------------------------------------
          Fiscal Year ending 1997                         $ 6,400,000
--------------------------------------------------------------------------------
          Fiscal Quarter ending 6/30/97                   $ 2,200,000
--------------------------------------------------------------------------------
          Fiscal Quarter ending 9/30/97                   $   600,000
--------------------------------------------------------------------------------
          Fiscal Quarter ending 12/31/97                  $   600,000
--------------------------------------------------------------------------------
          Fiscal Quarter ending 3/31/98                   $ 1,500,000
--------------------------------------------------------------------------------
          Fiscal Year ending 1998                         $ 4,000,000
--------------------------------------------------------------------------------
          Fiscal Year ending 1999                         $ 4,500,000
--------------------------------------------------------------------------------
          Each Fiscal Year Thereafter                     $ 3,500,000
--------------------------------------------------------------------------------

      provided, however, that (a) for purposes of this ss.11.5, Capital Expenditures shall be calculated exclusive of (i) up to $900,000 of Rebranding Expenditures which would otherwise be included as Capital Expenditures and (ii) Capital Expenditures of the type described in clauses (A) and (B) of ss.4.5.2(b) made in lieu of a mandatory prepayment of the Term Loans with the net cash proceeds from the sale of assets permitted under ss.10.5.2.; (b) the amount of Capital Expenditures which are permitted to be incurred in the Fiscal Year ending June 30, 1998 and which are not incurred in such year may be carried over and used in the Fiscal Years ending

      June 30, 1999 and June 30, 2000 and shall be deemed to be the first amounts utilized in such Fiscal Years; and (c) if during any other fiscal period set forth above the amount of Capital Expenditures permitted for that fiscal period is not so utilized, such unutilized amount may be utilized, and shall be deemed to be the first amount utilized, in the immediately succeeding fiscal period set forth in the table above only.

      (e) Section 11.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

            11.6. Funded Debt to Consolidated EBITDA Ratio. The Borrowers will not permit the ratio of (a) Funded Debt as of the end of each period of four consecutive fiscal quarters of the Borrowers ending on a date set forth in the table below, commencing with the four quarter period ending June 30, 1996, to (6) Consolidated EBITDA for such period, to be more than the amount set forth opposite the relevant period in the table below:

--------------------------------------------------------------------------------
           Period of Four Consecutive
           Fiscal Quarters ending:                  Ratio
           -----------------------                  -----
--------------------------------------------------------------------------------
           6/30/96, 9/30/96 and 12/31/96            5.00:1.00
--------------------------------------------------------------------------------
           3/31/97, 6/30/97 and 9/30/97             5.75:1.00
--------------------------------------------------------------------------------
           12/31/97                                 5.25:1.00
--------------------------------------------------------------------------------
           3/31/98                                  4.75:1.00
--------------------------------------------------------------------------------
           6/30/98, 9/30/98 and 12/31/98            4.35:1.00
--------------------------------------------------------------------------------
           3/31/99                                  4.00:1.00
--------------------------------------------------------------------------------
           6/30/99 and thereafter                   3.50:1.00
--------------------------------------------------------------------------------

      ; provided that, for purposes of calculating the ratio of Funded Debt to Consolidated EBITDA (a) for any period, any Permitted Acquisition which occurred during such period shall be deemed to have occurred immediately prior to the beginning of such period; and (6) for each period of four fiscal quarters ending at any time from the Closing Date through and including June 30, 1997, Funded Debt shall be decreased by $5,000,000; and
      (c) for each period of four fiscal quarters ending at any time from and including September 30, 1997 through and including June 30, 1998, Funded Debt shall be decreased by $2,500,000.

      (f) Section 11.7 of the Credit Agreement is hereby amended by substituting the figure "$15,000,000" for the figure $17,000,000" therein.

      ss.3. Consent to Asset Transfer. Subject to the satisfaction of the conditions set forth herein, the Banks hereby consent to (i) the merger of any Borrower with and into another Borrower and to the transfer of any assets of a Borrower from such Borrower to any other Borrower; provided that after giving effect to each such merger and/or transfer, the Agent continues to have a first priority perfected security interest (subject only to Permitted Liens) in such transferred assets, or, if applicable, the assets of the merged Borrower pursuant to the terms of the Loan Documents in order to secure the Obligations,
(ii) the transfer to a wholly-owned subsidiary of Griffith of assets currently owned by King which do not consist of assets comprising or used in connection with retail service stations or convenience stores; provided that such assets remain subject to a first priority perfected security interest (subject only to Permitted Liens) in favor of the Agent to secure the Obligations under the Loan

Agreement and such wholly-owned Subsidiary is or assumes the obligations of a Borrower under the Credit Agreement or is or becomes a guarantor of the Obligations pursuant to a guaranty in form and substance satisfactory to the Agent and (iii) the transfer by Griffith of the outstanding shares of capital stock of King to SSC or, alternatively, the transfer by Griffith of the outstanding shares of capital stock of SSC to King. This consent is conditioned upon the delivery by the Borrower to the Agent and the Banks of prior written notice detailing the terms of such merger or transfer.

      ss.4. Conditions to Effectiveness. This Amendment shall become effective upon satisfaction of each of the following conditions precedent:

      (a) receipt by the Agent of this Amendment, executed and delivered by each of the Borrowers, the Agent and the Banks;

      (b) payment of an amendment fee to the Agent for the account of the Banks in an aggregate amount equal to 0.125% of the aggregate principal amount of the Term Loans outstanding plus the aggregate of each Bank's Revolving Credit Commitment, such amendment fee to be shared pro rata by the Banks in accordance with each Bank's percentage interest in the sum of (i) the aggregate principal amount of the Term Loans outstanding and (ii) the Revolving Credit Commitments; and

      (c) a copy, certified to be accurate and complete on the date hereof by a duly authorized officer of the Company, of the executed Third Supplemental Indenture of even date herewith (the "Supplemental Indenture") to the Indenture dated as of December 15, 1994 among the Borrowers, Frederick and NationsBank Trust Company of New York as trustee. such amendment to be in form and substance satisfactory to the Agent in all respects; provided that in any event, (i) the Supplemental Indenture shall include amendments to Section 4.21 of the Indenture which reset the covenant levels therein to 90% of the covenant levels in Section
11.1 of the Credit Agreement, as amended hereby, and 110% of the covenant levels in Section 11.6 of the Credit Agreement, as amended hereby, and (ii) any amendment fee payable to the holders of Subordinated Debt evidenced by such Subordinated Debt Documents in connection with the Supplemental Indenture shall be disclosed to the Banks and the Agent in writing and shall be acceptable to the Banks and the Agent.

      ss.5. Affirmation of the Borrowers. Each of the Borrowers hereby affirms all of its obligations under the Credit Agreement, as amended hereby, the Notes and under each of the other Loan Documents to which it is a party and hereby affirms its absolute and unconditional promise to pay to the Banks the Loans and all other amounts due under the Credit Agreement, as amended hereby. Each of the Borrowers hereby represents, warrants and confirms that the Obligations, as amended hereby, are and remain secured pursuant to the Security Documents.

      ss.6. Representations and Warranties. Each of the Borrowers hereby represents and warrants to the Banks and the Agent as follows:

      (a) Representations and Warranties. The representations and warranties contained in ss.8 of the Credit Agreement were true and correct in all material respects when made. The representations and warranties contained in ss.8 of the Credit Agreement, after giving effect to this Amendment, are true and correct on the date hereof, except (i) for those representations and warranties which relate specifically to a particular date, which representations and warranties were true and correct as of such date and (ii) as otherwise disclosed in writing by the Borrowers to each of the Banks and the Agent subsequent to the Closing Date.

      (b) Authority. The execution and delivery by each Borrower of this Amendment and the Additional Notes, and the performance by each Borrower of this Amendment, the Additional Notes and the Credit Agreement, as amended hereby, (i) are within the corporate authority of such Borrower, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to such Borrower, and (iv) do not conflict with any provision of the corporate charter or bylaws of such Borrower or any agreement or other instrument binding upon such Borrower.

      (c) Enforceability. This Amendment, the Additional Notes and the Credit Agreement, as amended hereby, are valid and legally binding obligations of each Borrower, enforceable against such Borrower in accordance with their respective terms and provisions, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditor's rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      (d) No Default. No Default or Event of Default exists or will exist after giving effect to the execution and delivery of this Amendment.

      ss.7. No Other Amendments. Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged, and the terms and conditions of the Credit Agreement as amended hereby and he other Loan Documents remain in full force and effect.

      ss.8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

      ss.9. Miscellaneous. This Amendment shall be deemed to be a contract under seal under the laws of The Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof. The Borrowers agree to pay to the Agent, on demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent in connection with the preparation of this Amendment, including reasonable legal fees.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                        GRIFFITH CONSUMERS COMPANY


                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                         Title: V-P Finance, Sec & Treasurer

                                        CARL KING, INC.


                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                        Title: V-P

                                        SHORE STOP CORPORATION


                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                        Title: V-P

                                        BANKBOSTON, N.A.
                                        f/k/a The First National Bank of Boston,
                                              individually and as Agent


                                        By:
                                           -------------------------------------
                                        Title:

                                        THE TRAVELERS INSURANCE COMPANY


                                        By:
                                           -------------------------------------
                                        Title:

                                        THE TRAVELERS INDEMNITY COMPANY


                                        By:
                                           -------------------------------------
                                        Title:

                                        SENIOR DEBT PORTFOLIO

                                        By: Boston Management and Research,
                                            as Investment Adviser


                                        By:
                                           -------------------------------------
                                        Title:

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                        GRIFFITH CONSUMERS COMPANY


                                        By:
                                           -------------------------------------
                                         Title:

                                        CARL KING, INC.


                                        By:
                                           -------------------------------------
                                        Title:

                                        SHORE STOP CORPORATION


                                        By:
                                           -------------------------------------
                                        Title:

                                        BANKBOSTON, N.A.
                                        f/k/a The First National Bank of Boston,
                                              individually and as Agent


                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                        Title: Vice President

                                        THE TRAVELERS INSURANCE COMPANY


                                        By:
                                           -------------------------------------
                                        Title:

                                        THE TRAVELERS INDEMNITY COMPANY


                                        By:
                                           -------------------------------------
                                        Title:

                                        SENIOR DEBT PORTFOLIO

                                        By: Boston Management and Research,
                                            as Investment Adviser


                                        By:
                                           -------------------------------------
                                        Title:

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                        GRIFFITH CONSUMERS COMPANY


                                        By:
                                           -------------------------------------
                                         Title:

                                        CARL KING, INC.


                                        By:
                                           -------------------------------------
                                        Title:

                                        SHORE STOP CORPORATION


                                        By:
                                           -------------------------------------
                                        Title:

                                        BANKBOSTON, N.A.
                                        f/k/a The First National Bank of Boston,
                                              individually and as Agent


                                        By:
                                           -------------------------------------
                                        Title:

                                        THE TRAVELERS INSURANCE COMPANY


                                        By: /s/ Allen R. Cantrell
                                           -------------------------------------
                                        Title: Allen R. Cantrell
                                               Investment Officer

                                        THE TRAVELERS INDEMNITY COMPANY


                                        By: /s/ Allen R. Cantrell
                                           -------------------------------------
                                        Title: Allen R. Cantrell
                                               Investment Officer

                                        SENIOR DEBT PORTFOLIO

                                        By: Boston Management and Research,
                                            as Investment Adviser


                                        By:
                                           -------------------------------------
                                        Title:

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                        GRIFFITH CONSUMERS COMPANY


                                        By:
                                           -------------------------------------
                                         Title:

                                        CARL KING, INC.


                                        By:
                                           -------------------------------------
                                        Title:

                                        SHORE STOP CORPORATION


                                        By:
                                           -------------------------------------
                                        Title:

                                        BANKBOSTON, N.A.
                                        f/k/a The First National Bank of Boston,
                                              individually and as Agent


                                        By:
                                           -------------------------------------
                                        Title:

                                        THE TRAVELERS INSURANCE COMPANY


                                        By:
                                           -------------------------------------
                                        Title:

                                        THE TRAVELERS INDEMNITY COMPANY


                                        By:
                                           -------------------------------------
                                        Title:

                                        SENIOR DEBT PORTFOLIO

                                        By: Boston Management and Research,
                                            as Investment Adviser


                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                        Title: Vice President

                                        RIGGS BANK N.A.

                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                        Title: Vice President